GameStop Announces Plan to Pursue a Sale of French and Canadian Operations
GRAPEVINE, Texas, February 18, 2025 (GLOBE NEWSWIRE)—GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced that as part of its evaluation of its international assets, the Company intends to pursue a sale of its operations in France and Canada.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS - SAFE HARBOR
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations and are subject to risks described in in the Company’s periodic filings made from time to time with the SEC and available at www.sec.gov or on the Company’s investor relations website (https://investor.gamestop.com). For example, forward-looking statements include statements regarding the potential sale of operations in France and Canada. Forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

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